UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

KENTUCKY USA ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

321 Somerset Road, Suite 1, London, KY	40741
(Address of principal executive offices)	(Zip code)

(606) 878-5987
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

We have recently been made aware that a promotional brochure published by Global Investor Watch respecting us, our operations, and predictions concerning the future price of our common stock has been distributed through a mailing. We have no relationship with Global Investor Watch, Green Century Capital, or anyone else affiliated with Global Investor Watch, or its publications, past or present, and have not engaged Global Investor Watch, Green Century Capital, or any other person or entity to prepare such brochures. Further, we have never approved, authorized or endorsed such brochures. Other persons may have published similar brochures or articles on us or may publish similar materials in the future without our knowledge, authorization or approval. Accordingly, our shareholders, together with prospective investors and all persons looking to learn about us, our prospects, and our present and proposed operations, should not rely on such persons, publications or articles. In evaluating us and our prospects, reliance should be placed on the periodic and other filings we make with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Dated: May 28, 2008	By:	/s/ Steven D. Eversole
Name: Steven D. Eversole
Title: President